Exhibit 1.1

WGL Holdings, Inc.

$25,000,000 4.60% Senior Notes due 2044

UNDERWRITING AGREEMENT

December 11, 2014

New York, New York

Wells Fargo Securities, LLC

550 South Tryon Street

Charlotte, North Carolina 28202

As Representative of the Several

Underwriters listed in Schedule I hereto

Dear Ladies and Gentlemen:

WGL Holdings, Inc., a Virginia corporation (the “Company”), confirms its agreement with Wells Fargo Securities, LLC (“you” or “Wells Fargo”) and each of the other Underwriters named in Schedule I hereto (collectively, the “Underwriters,” which term shall also include any underwriter substituted as hereinafter provided in Section 9 hereof), for whom Wells Fargo is acting as representative (in such capacity, the “Representative”), with respect to the issue and sale by the Company of an additional $25,000,000 in aggregate principal amount of 4.60% Senior Notes due November 1, 2044 (the “Notes”). The Company proposes to issue the Notes under its Indenture dated as of August 28, 2014, between the Company and The Bank of New York Mellon, as trustee (the “Indenture Trustee”), as amended and supplemented by a supplemental indenture, dated as of October 24, 2014 (the “Supplemental Indenture”), establishing the terms of the Notes, such Indenture, as so amended and supplemented, being hereinafter called the “Indenture.”

The Company understands that the Underwriters propose to make a public offering of the Notes promptly after this Agreement has been executed and delivered.

1. Representations and Warranties. The Company represents and warrants to, and agrees with, you as set forth below in this Section 1.

(a) The Company meets the requirements for use of Form S-3 under the Securities Act of 1933, as amended (the “Act”), and has filed with the Securities and Exchange Commission (the “Commission”) an “automatic shelf registration statement” as defined under Rule 405 on such Form (File No. 333-198218), including a base prospectus, which has become effective, for the registration under the Act of the Notes. Such registration statement, as amended at the date of this Agreement, meets the requirements set forth in Rule 415(a)(1)(ix) or (x) under the Act and complies in all other material respects with said Rule. Such registration statement (File No. 333-198218) and prospectus may have been amended or supplemented from time to time prior to the date of this Agreement. Any such amendment or supplement was filed with the Commission and any such amendment has become effective. As used in this Agreement:

(i) “Applicable Time” means 10:55 a.m., New York City time, on the date of this Agreement.

(ii) “Closing Date” has the meaning set forth in Section 3 hereof.

(iii) “Closing Location” has the meaning set forth in Section 3 hereof.

(iv) “Disclosure Package” means, collectively, as of the Applicable Time, (i) the Pricing Prospectus, (ii) the Final Term Sheet and (iii) any other Permitted Free Writing Prospectus listed on Schedule II hereto.

(v) “DTC” has the meaning set forth in Section 3 hereof.

(vi) “Effective Date” means the later of (i) each date that the Registration Statement and any post-effective amendment or amendments thereto became or become effective or (ii) the time and date of the filing of the Company’s most recent Annual Report on Form 10-K.

(vii) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(viii) “Final Term Sheet” means the final term sheet relating to the Notes and prepared and filed pursuant to Section 4(a) hereof.

(ix) “FINRA” has the meaning set forth in Section 1(j) hereof.

(x) “Permitted Free Writing Prospectus” means each “free writing prospectus” (as defined in Rule 405), including the Final Term Sheet, prepared by or on behalf of the Company or used or referred to by the Company in connection with the offering of the Notes.

(xi) “Preliminary Prospectus” means any preliminary form of prospectus supplement relating to the Notes (together with the base prospectus in the form in which it appears in the Registration Statement) which has heretofore been or is required to be filed by the Company pursuant to Rule 424 under the Act and used prior to the filing of the Prospectus.

(xii) “Pricing Prospectus” means the Preliminary Prospectus in the form most recently provided to the Underwriters for use in connection with the offering of the Notes prior to the Applicable Time.

(xiii) “Prospectus” means the form of prospectus relating to the Notes contained in the Registration Statement at the Effective Date (unless such prospectus has been amended or supplemented by the Company subsequent to the Effective Date, in which case “Prospectus” shall mean the form of prospectus as so amended or supplemented).

(xiv) “Registration Statement” means, as of any particular time, the Company’s automatic shelf registration statement on Form S-3 (No. 333-198218), referred to above, including (a) any amendments thereto at such time (whether by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Act or form of prospectus), (b) the exhibits and schedules thereto at such time and (c) any prospectus filed with the Commission pursuant to Rule 424(b) that, in accordance with Rule 430B, is deemed to be a part thereof.

(xv) “Rule 405”, “Rule 415”, “Rule 424”, “Rule 430B” and “Rule 433” refer to such rules under the Act.

(xvi) “Significant Subsidiaries” has the meaning set forth in Section 1(h) hereof.

(xvii) “Trust Indenture Act” means the Trust Indenture Act of 1939, as amended.

The foregoing definitions are subject to the qualifications that (i) any reference herein to any Registration Statement, any Preliminary Prospectus, the Prospectus or any Permitted Free Writing Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Exchange Act on or before Effective Date or the date of this Agreement and prior to the termination of the offering of the Notes by the Underwriters; and (ii) any reference herein to the terms “amend”, “amended”, “amendment” or “supplement” with respect to the Registration Statement or the Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the Effective Date or the date of this Agreement, deemed to be incorporated therein by reference.

(b) As of the determination date applicable to the Registration Statement (and any amendment thereof) and the offering contemplated hereby, the Company is a “well-known seasoned issuer” (as defined in Rule 405) eligible to use Form S-3 for the offering of the Notes, including not having been an “ineligible issuer” (as defined in Rule 405) at any such time or date.

(c) The Registration Statement, on the Effective Date, complied in all material respects with the applicable requirements of the Act, the Trust Indenture Act and the Exchange Act, and the respective rules and regulations of the Commission thereunder and did not or will not, as of the Effective Date, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and as of the date of the Prospectus and as of the Closing Date, the Prospectus will comply in all material respects with the Act and the rules and regulations of the Commission thereunder and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties under this paragraph (c) as to (i) that part of any Registration Statement which shall constitute the Statement of Eligibility (Form T-1) under the Trust

Indenture Act of the Indenture Trustee or (ii) the information contained in or omitted from any Registration Statement, the Prospectus or any Permitted Free Writing Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Company by any Underwriter through the Representative specifically for use in connection with the preparation of any Registration Statement, the Prospectus or any Permitted Free Writing Prospectus (or any supplement thereto).

(d) The documents incorporated by reference in the Registration Statement, the Disclosure Package or the Prospectus, when they were filed with the Commission, conformed in all material respects to the requirements of the Act or the Exchange Act and the rules and regulations of the Commission thereunder, and any documents so filed and incorporated by reference subsequent to the date of this Agreement or any further amendment or supplement to the Prospectus will, when they are filed with the Commission, conform in all material respects to the requirements of the Act or the Exchange Act and the rules and regulations of the Commission thereunder; and none of such documents include or will include any untrue statement of a material fact or omit or will omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(e) The Disclosure Package, as of the Applicable Time did not, and as of the Closing Date will not, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representations or warranties as to the information contained in or omitted from the Disclosure Package in reliance upon and in conformity with information furnished in writing to the Company by any Underwriter through the Representative specifically for use in connection with the preparation of the Disclosure Package.

(f) The Company has not sustained since the date of the latest audited financial statements included or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus, any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Registration Statement, the Disclosure Package, and the Prospectus; and, since the respective dates as of which information is given in the Registration Statement, the Disclosure Package and the Prospectus and any then applicable Permitted Free Writing Prospectus, there has not been any change in the capital stock (other than the effect of stock-based compensation or a repurchase of stock pursuant to the Company’s stock repurchase program) or long-term debt (normal amortization of debt premium and discount, repayments of bank or finance company borrowings and repurchases of commercial paper) of the Company or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, stockholders’ equity, results of operations or properties of the Company and its subsidiaries considered as one enterprise, otherwise than as set forth or contemplated in the Registration Statement, the Disclosure Package and the Prospectus.

(g) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the Commonwealth of Virginia, with power and authority (corporate and other) to own its properties and conduct its business as described in the Disclosure Package and the Prospectus and is duly qualified to do business in each jurisdiction in which it owns or leases real property or in which the conduct of its business requires such qualification except where the failure to be so qualified, considering all such cases in the aggregate, does not involve a material risk to the business, properties, financial position or results of operations of the Company and its subsidiaries taken as a whole.

(h) Each of Washington Gas Light Company and Washington Gas Resources Corp. (each a “Significant Subsidiary” and collectively, “Significant Subsidiaries”) has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, with power and authority (corporate and other) to own its properties and conduct its business and is duly qualified to do business in each jurisdiction in which it owns or leases real property or in which the conduct of its business requires such qualification except where the failure to be so qualified, considering all such cases in the aggregate, does not involve a material risk to the business, properties, financial position or results of operations of the Company and its subsidiaries taken as a whole. There are no other subsidiaries of the Company that would be deemed “significant subsidiaries” under Rule 1-02 of Regulation S-X under the Exchange Act.

(i) The creation, issuance and sale of the Notes have been duly and validly authorized by the Company and, when executed and authenticated in accordance with the provisions of the Indenture, the Notes will constitute valid and legally binding obligations of the Company entitled to the benefits provided by the Indenture, which will be substantially in the form filed as an exhibit to the Registration Statement; the Indenture and this Agreement have each been duly authorized, executed and delivered by the Company and each constitutes a valid and legally binding instrument, enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles and to any principles of public or Commission policy limiting the right to indemnification provided for in this Agreement; the Indenture has been qualified under the Trust Indenture Act; and the Notes and the Indenture conform to the descriptions thereof in the Disclosure Package and the Prospectus.

(j) The issue and sale of the Notes and the compliance by the Company with all of the provisions of the Notes, the Indenture and this Agreement, and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its Significant Subsidiaries is a party or by which the Company or any of its Significant Subsidiaries is bound or to which any of the property or assets of the Company or any of its Significant Subsidiaries is subject, nor will such action result in any violation of the provisions of the Company’s charter, as amended, or the bylaws of the Company or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its Significant Subsidiaries or any of their respective properties or assets; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Notes or the consummation by the Company of the other transactions contemplated by this Agreement or the Indenture, except such as have been prior to the Applicable Time, obtained under the Act and the Trust Indenture Act or the regulations promulgated under either thereof, and except such as may be required by state securities or Blue Sky laws or regulations of the Financial Industry Regulatory Authority (the “FINRA”).

(k) Other than as set forth or contemplated in the Disclosure Package and the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its Significant Subsidiaries is a party or of which any property of the Company or any of its Significant Subsidiaries is the subject which, if determined adversely to the Company, would individually or in the aggregate have a material adverse effect on the financial position, stockholders’ equity or results of operations of the Company and its subsidiaries considered as one enterprise; and, to the best of the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

(l) There are no contracts or documents of the Company that are required to be described in the Registration Statement, the Disclosure Package or the Prospectus or to be filed as exhibits to the Registration Statement by the Act or by the rules and regulations thereunder that have not been so described or filed.

(m) The issue and sale of the Notes are solely for the purpose of financing the business of the Company as described under “Use of Proceeds” in the Disclosure Package and the Prospectus and the proceeds thereof will not be used for any other purpose.

(n) As of the date of this Agreement, the Notes are to have the ratings assigned by Moody’s Investors Service, Inc., Standard & Poor’s Ratings Services and Fitch Ratings as set forth in Schedule III hereto. The Company has no other credit ratings on its Notes from a “nationally recognized statistical rating organization” as such term is defined in Section 3(a)(62) of the Exchange Act.

(o) The Company is not in violation of its charter or bylaws or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Company or any of its Significant Subsidiaries is a party or by which it or any of its Significant Subsidiaries may be bound, or to which any of the property or assets of the Company or any of its Significant Subsidiaries is subject, which violation or default would materially adversely affect the business or financial condition of the Company; and the execution, delivery and performance of this Agreement, the Indenture and the Notes and the consummation of the transactions contemplated herein and therein will not conflict with, or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its Significant Subsidiaries pursuant to, any material contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Company or any of its Significant Subsidiaries is a party or by which it or any of its Significant Subsidiaries may be bound, or to which any of the property or assets of the Company or any of its Significant Subsidiaries is subject, nor will such action result in any violation of the provisions of the charter or bylaws of the Company or any of its Significant Subsidiaries or, to the best knowledge of the Company, any law, administrative regulation or administrative or court decree, and no consent, approval, authorization, order or decree of any court or governmental agency or body of the United States is required for the consummation by the Company of the transactions contemplated by this Agreement and the Indenture, except such as may be required under the Act or the Trust Indenture Act or the regulations promulgated under either thereof or as may be required by state securities or Blue Sky laws or regulations of the FINRA.

(p) The consolidated financial statements and any supporting schedules of the Company included or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus present fairly the consolidated financial position of the Company as of the dates indicated and the consolidated results of its operations for the periods specified; and, except as stated therein, said financial statements have been prepared in conformity with generally accepted accounting principles in the United States applied on a consistent basis; and any supporting schedules included or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus present fairly the information required to be stated therein. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(q) The Company is not, and upon the issuance and sale of the Notes as herein contemplated and the application of the net proceeds therefrom as described in the Registration Statement, the Disclosure Package and the Prospectus will not be, an “investment company” or an entity “controlled” by an “investment company” as such terms are defined in the Investment Company Act of 1940, as amended.

2. Purchase and Sale. Subject to the terms and conditions set forth herein and in reliance upon the representations and warranties herein set forth, the Company agrees to sell to the Underwriters, and each Underwriter agrees, severally and not jointly, to purchase from the Company the principal amount of the Notes at the purchase price of 96.737% of the principal amount thereof, plus accrued interest from October 24, 2014 to the Closing Date hereunder (if the Closing Date is December 16, 2014, accrued interest shall be $166,111.11), set forth opposite the name of such Underwriter in Schedule I hereto.

3. Delivery and Payment. Delivery of and payment for the Notes shall be made at 9:30 a.m., New York City time, on December 16, 2014 (the “Closing Date”) at the offices of Hunton & Williams LLP, 200 Park Avenue, New York, New York 10166 (the “Closing Location”), which Closing Date may be postponed by agreement between the Representative and the Company. Delivery of the Notes shall be made to Wells Fargo for the respective accounts of the several Underwriters against payment by the several Underwriters of the purchase price thereof to or upon the order of the Company in federal (same day) funds to the account specified by the Company to Wells Fargo by causing The Depository Trust Company (“DTC”) to credit the Notes to the account of Wells Fargo at DTC. The Notes will be delivered in definitive registered form except that, if for any reason the Company is unable to deliver the Notes in definitive form, the Company reserves the right, as provided in the Indenture, to make delivery in temporary form. Any Notes delivered in temporary form will be exchangeable without charge for Notes in definitive form. The Notes will be registered in the name of Cede & Co., as nominee of DTC and will be made available to the Underwriters for checking in the Closing Location, not later than 2:00 p.m., New York City time, on the business day preceding the Closing Date.

4. Agreements of the Company. The Company agrees with you that:

(a) During the period for which a prospectus relating to the Notes is required to be delivered under the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), the Company will not issue (i) any Permitted Free Writing Prospectus (other than the Permitted Free Writing Prospectus listed on Schedule II and the Final Term Sheet to be prepared and filed in accordance with this Section 4(a)) or file any amendment of any Registration Statement or supplement to the Prospectus (excluding documents deemed to be incorporated by reference into the Prospectus) unless the Company has furnished to the Representative a copy for its review prior to filing and will not file any such proposed amendment or supplement to which the Representative reasonably object or (ii) any document that would be deemed to be incorporated by reference into the Prospectus without delivering to the Representative a copy of the document proposed to be so filed, such delivery to be made at least 24 hours prior to such filing, and the Company will consult with the Representative as to any reasonable comments which the Representative make in a timely manner with respect to such document. The Company will cause the Prospectus, in a form approved by the Representative, to be filed with the Commission pursuant to the applicable paragraph of Rule 424 within the time period prescribed. The Company will prepare the Final Term Sheet, containing solely a description of the terms of the Notes and of the offering, and will timely file such Final Term Sheet pursuant to Rule 433(d) under the Act. During the period for which a prospectus relating to the Notes is required to be delivered under the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), the Company will promptly advise the Representative (i) when the Prospectus or any Permitted Free Writing Prospectus, and any supplement thereto, shall have been filed with the Commission pursuant to Rule 424, (ii) when any amendment of any Registration Statement shall have been filed or become effective, (iii) of any request by the Commission for any amendment of any Registration Statement or supplement to the Prospectus or for any additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of any Registration Statement or of any notice objecting to the use of the Registration Statement, any Preliminary Prospectus, the Prospectus or any Permitted Free Writing Prospectus or of the institution or threatening of any proceeding for that purpose and (v) of the receipt by the Company of any notification with respect to the initiation or threatening of any proceeding relating to the Notes in any jurisdiction. Following the Closing Date and, for as long as a prospectus relating to the Notes is required to be delivered under the Act, the Company will use its best efforts to prevent the issuance of any such stop order or the occurrence of any such suspension or objection to the use of the Registration Statement, any Preliminary Prospectus, the Prospectus or any Permitted Free Writing Prospectus and, upon such issuance, occurrence or notice of objection, to obtain as soon as possible the withdrawal of such stop order or relief from such occurrence or objection.

(b) During the period for which a prospectus relating to the Notes is required to be delivered under the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), any event occurs as a result of which the Disclosure Package or the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it shall be necessary to amend any Registration Statement or to supplement Disclosure Package or the Prospectus to comply with the Act or the Exchange Act or the respective rules thereunder, the Company promptly will (i) prepare and file with the Commission, subject to the first sentence of paragraph (a) of this Section 4, an amendment or supplement which will correct such statement or omission or effect such compliance, (ii) use its reasonable best efforts to have any amendment to the Registration Statement declared effective as soon as practicable in order to avoid any disruption in use of the Prospectus and (iii) supply any supplemented Prospectus or any then applicable Permitted Free Writing Prospectus to the Underwriters in such quantities as they may reasonably request; provided, however, that should any such event relate solely to activities of any Underwriter, then such Underwriter shall assume the expense of preparing and furnishing any such amendment or supplement.

(c) During the period for which a prospectus relating to the Notes is required to be delivered under the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), the Company will timely file all documents required to be filed with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and will promptly inform the Representative if the Company does not meet its filing deadlines. The Company will notify the Representative of any downgrading in the rating of the Notes or any other debt securities of the Company, or any public announcement of placement of the Notes or any other debt securities of the Company on what is commonly termed a “watch list” for possible downgrading, or any notice of a possible change in any such rating that does not indicate the direction of the possible change, in each case by any “nationally recognized statistical rating organization” (as such term is defined in Section 3(a)(62) of the Exchange Act), promptly after the Company learns of any such downgrading or public announcement.

(d) As soon as practicable, the Company will make generally available to its security holders and to the Underwriters an earnings statement or statements of the Company which will satisfy the provisions of Section 11(a) of the Act and Rule 158 under the Act.

(e) The Company will furnish to the Underwriters and its counsel, without charge (except as otherwise provided herein), copies of each Registration Statement (including exhibits thereto), any Preliminary Prospectus, the Prospectus and any Permitted Free Writing Prospectus and, so long as delivery of a prospectus may be required by the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Act), as many copies of any Preliminary Prospectus, the Prospectus, each Permitted Free Writing Prospectus, and any supplement thereto as any Underwriter may reasonably request.

(f) During the period for which a prospectus relating to the Notes is required to be delivered under the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), the Company shall make available at www.wglholdings.com (i) all annual, quarterly and other reports furnished to stockholders of the Company and (ii) all annual, quarterly and current reports of the Company filed with the Commission under the Exchange Act. The Company shall furnish to each Underwriter other information that any Underwriter may reasonably request from time to time concerning the Company.

(g) The Company shall, whether or not any sale of the Notes is consummated, pay all expenses incident to the performance of its obligations under this Agreement, including the fees and disbursements of its accountants and counsel, the cost of printing or other production and delivery of the Registration Statement, any Preliminary Prospectus, the Prospectus, all amendments thereof and supplements thereto, any Permitted Free Writing Prospectus, the Indenture, this Agreement and all other documents relating to the offering, the cost of preparing, printing, packaging and delivering the Notes, the fees and disbursements, including fees of counsel (not to exceed $5,000), incurred in connection with “blue sky” qualifications, the fees and disbursements of the Indenture Trustee and the fees of any ratings agency that rates the Notes and all expenses and application fees incurred in connection with any filing with, and clearance of any offering by FINRA. Except as provided in this Section 4(g) and Sections 7 and 8, the Underwriters will pay all their own costs and expenses, including the fees of their counsel and any advertising expenses in connection with any offer they make.

(h) During the period beginning from the date of this Agreement and continuing to the Closing Date, the Company shall not, without the prior consent of the Representative, issue or announce the proposed issuance of any of its debt securities issued or guaranteed by the Company and having a maturity of more than one year from the date of issue (except under prior contractual commitments which have been disclosed to the Representative).

5. Agreements of the Underwriters. Each Underwriter, severally and not jointly, represents and agrees with the Company that, unless it has obtained or will obtain, as the case may be, the prior written consent of the Company, it has not made and will not make any offer relating to the Notes that would constitute a “free writing prospectus” (as defined in Rule 405) required to be filed by the Company with the Commission or retained by the Company under Rule 433, other than the information listed in Schedule II hereto.

6. Conditions to the Obligations of the Underwriters. The obligations of each Underwriter to purchase the Notes shall be subject to (i) the accuracy of the representations and warranties on the part of the Company contained herein as of the date of this Agreement, as of the Applicable Time and as of the Closing Date, (ii) the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, (iii) the performance by the Company of its obligations hereunder and (iv) the following additional conditions:

(a) If filing of any Preliminary Prospectus, the Prospectus or any Permitted Free Writing Prospectus or any supplement thereto, is required pursuant to Rule 424, any Preliminary Prospectus, the Prospectus and any Permitted Free Writing Prospectus and any such supplement and the Final Term Sheet, shall have been filed in the manner and within the time period required by Rule 424 and Rule 433, respectively; and no stop order suspending the effectiveness of the Registration Statement nor any notice objecting to its use shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

(b) The Company shall have furnished to the Representative the opinion of Leslie T. Thornton, Esq., counsel for the Company, dated the Closing Date, to the effect that:

(i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, with power and authority (corporate and other) to own its properties and conduct its business as described in the Disclosure Package and the Prospectus as amended or supplemented, and is duly qualified to do business in each jurisdiction in which it owns or leases real property or in which the conduct of its business requires such qualification except where the failure to be so qualified, considering all such cases in the aggregate, does not involve a material risk to the business, properties, financial position or results of operations of the Company and its subsidiaries considered as one enterprise.

(ii) Each Significant Subsidiary of the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, with power and authority (corporate and other) to own its properties and conduct its business, and is duly qualified to do business in each jurisdiction in which it owns or leases real property or in which the conduct of its business requires such qualification except where the failure to be so qualified, considering all such cases in the aggregate, does not involve a material risk to the business, properties, financial position or results of operations of the Company and its subsidiaries considered as one enterprise.

(iii) To the best of such counsel’s knowledge and other than as set forth or contemplated in the Disclosure Package and the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its Significant Subsidiaries is a party or of which any property of the Company or any of its Significant Subsidiaries is the subject which, if determined adversely to the Company, would individually or in the aggregate have a material adverse effect on the financial position, stockholders’ equity or results of operations of the Company and its subsidiaries considered as one enterprise; and, to the best of such counsel’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

(iv) This Agreement has been duly authorized, executed and delivered by the Company.

(v) The creation, issuance and sale of each series of the Notes has been duly and validly authorized, each series of the Notes have been executed and authenticated in accordance with the provisions of the Indenture and, when delivered to and paid for by the Underwriters in accordance with this Agreement, the Notes of each series will constitute valid and legally binding obligations of the Company entitled to the benefit provided by the Indenture; and the Notes of each series and the Indenture conform to the descriptions thereof in the Disclosure Package and the Prospectus.

(vi) The Indenture has been duly authorized, executed and delivered by the parties thereto and constitutes a valid and legally binding instrument, enforceable in accordance with its terms, subject as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles; and the Indenture has been duly qualified under the Trust Indenture Act.

(vii) The issue and sale of the Notes of each series and the compliance by the Company with all of the provisions of the Notes of each series, the Indenture and this Agreement and the consummation of the transactions therein and herein contemplated will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument known to such counsel to which the Company or any of its Significant Subsidiaries is a party or by which the Company or any of its Significant Subsidiaries is bound or to which any of the property or assets of the Company or any of its Significant Subsidiaries is subject, nor will such action result in any violation of the provisions of the Company’s Charter, as amended, or Bylaws or any statute or any order, rule or regulation known to such counsel of any court or governmental agency or body having jurisdiction over the Company or any of its Significant Subsidiaries or any properties of the Company or any of its Significant Subsidiaries.

(viii) No consent, approval, authorization, order, registration or qualification of or with any court or governmental agency or body having jurisdiction over the Company or any of its properties, is required for the issue and sale of the Notes of each series or the consummation by the Company of the other transactions contemplated by this Agreement or the Indenture, except such as have been obtained under the Act and the Trust Indenture Act or the regulations promulgated under either thereof or as may be required by state securities or Blue Sky laws or regulations of the FINRA.

(ix) The documents incorporated by reference in the Registration Statement, the Disclosure Package or the Prospectus that were filed with the Commission prior to the date of this letter at the time of filing complied as to form in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder (except, in each case, as to the financial statements and other financial data contained or incorporated by reference therein as to which such counsel need express no opinion).

(x) The Registration Statement, the Disclosure Package and the Prospectus (except as to the financial statements and other financial data contained or incorporated by reference therein as to which such counsel need express no opinion) comply as to form in all material respects with all applicable requirements of the Act, the Exchange Act and the applicable instructions, rules and regulations of the Commission thereunder; the Registration Statement has become effective under the Act, and, to the best knowledge of such counsel, no proceedings for a stop order with respect thereto nor any notices objecting to its use have been instituted or are pending or threatened under Section 8 of the Act; and such counsel has no reason to believe that the Registration Statement, at its Effective Date, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Disclosure Package, as of the Applicable Time, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or that the Prospectus, as of its date or as of the date of such opinion, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(xi) The Company’s gas distribution activities are exempt from the Natural Gas Act.

(c) The Representative shall have received from Hunton & Williams LLP, counsel for the Underwriters, an opinion and negative assurances letter, each dated the Closing Date, with respect to the issuance and sale of the Notes, the Indenture, the Registration Statement, the Disclosure Package and the Prospectus (together with any supplement thereto), and other related matters as the Representative may reasonably require, and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

(d) (i) At the Closing Date, since the Applicable Time, there shall not have occurred any change in or affecting the business, business prospects, financial position, stockholders’ equity, results of operations or properties of the Company and its subsidiaries considered as one enterprise, the effect of which, in the reasonable judgment of the Representative, has a material adverse effect on the investment quality of such Note and (ii) the Company shall have furnished to the Representative a certificate of the Company, signed by any of the Chairman of the Board, the President, the Chief Executive Officer, any Vice President having responsibilities for financial matters, the Chief Accounting Officer or the Treasurer of the Company, dated the Closing Date, to the effect that the signer of such certificate has carefully examined the Registration Statement, the Disclosure Package, the Prospectus, any supplement to the Prospectus and this Agreement and that:

(i) The representations and warranties of the Company in this Agreement are true and correct in all material respects on and as of the Closing Date with the same effect as if made on the Closing Date and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied as a condition to the obligation of the Underwriters to purchase the Notes.

(ii) No stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use has been issued and no proceedings for that purpose have been instituted or, to the Company’s knowledge, threatened.

(iii) (1) Since the date of the latest audited financial statements included or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus, there has not been any material loss or interference with the Company’s business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Registration Statement, the Disclosure Package and the Prospectus and (2) since the respective dates as of which information is given in the Registration Statement, the Disclosure Package and the Prospectus, there has not been any change in the capital stock (other than the effect of stock-based compensation or a repurchase of stock pursuant to the Company’s stock repurchase program) or long-term debt (other than normal amortization of debt premium and discount, repayments of bank or finance company borrowings and repurchases of commercial paper) of the Company or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, stockholders’ equity, results of operations or properties of the Company and its subsidiaries considered as one enterprise, otherwise than as set forth or contemplated in the Registration Statement, the Disclosure Package and the Prospectus.

(e) The Representative shall have received letters from Deloitte & Touche LLP, dated the date of this Agreement and the Closing Date, respectively, each in form and substance satisfactory to the Representative, confirming that it is an independent registered public accounting firm within the meaning of the Act and the rules and regulations of the Public Company Accounting Oversight Board and the applicable published rules and regulations thereunder and stating in effect that:

(i) In its opinion the consolidated financial statements and related supplemental schedules audited by it and included or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus comply as to form in all material respects with the applicable accounting requirements of the Act and the Exchange Act and the published rules and regulations thereunder.

(ii) On the basis of a reading of the latest unaudited financial statements made available by the Company; a reading of the minutes of the meetings of the Board of Directors of the Company and the committees thereof; and inquiries of certain officials of the Company who have responsibility for financial and accounting matters of the Company, nothing came to its attention which caused it to believe that:

(1) any unaudited condensed consolidated financial statements included or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus do not comply in form in all material respects with the applicable accounting requirements and with the published rules and regulations of the Commission with respect to financial statements included or incorporated in Quarterly Reports on Form 10-Q under the Exchange Act; or that any material modifications should be made to said unaudited condensed consolidated financial statements, for them to be in conformity with accounting principles generally accepted in the United States of America;

(2) with respect to the period subsequent to the date of the most recent financial statements included or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus (the “Latest Date of Financials”), (A) there was any increase in long-term debt (other than normal amortization of debt premium and discount) or decrease in net assets or (B) there were any changes, at a specified date not more than five days prior to the date of the letter, in the common stock or non-redeemable serial preferred stock of the Company as compared with the amounts shown on the most recent balance sheet included or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus; except in all instances for changes or decreases that the Registration Statement, the Disclosure Package and the Prospectus disclose have occurred or may occur and except as set forth in such letter; or

(3) with respect to the period subsequent to the Latest Date of Financials to the date of the most recent available interim financial statements, there were any decreases in operating revenues or net income applicable to common stock of the Company, as compared with the comparable period of the preceding year, except in all instances for decreases that the Registration Statement, the Disclosure Package and the Prospectus disclose have occurred or may occur and except as set forth in such letter.

(iii) It has compared certain dollar amounts (or percentages derived from such dollar amounts) and other financial information specified by the Representative (A) which appear in the Disclosure Package and the Prospectus under the caption “Ratio of Earnings to Fixed Charges”, (B) which appear or are incorporated by reference in the Company’s Annual Report on Form 10-K incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus under the caption “Management’s Discussion and Analysis of Financial Condition and Results of Operations” or (C) which appear in any of the Company’s Quarterly Reports on Form 10-Q incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus under the captions “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Ratio of Earnings to Fixed Charges” (in each case to the extent that such dollar amounts, percentages and other financial information are derived from the general accounting records of the Company subject to the internal controls of the Company’s accounting system or are derived directly from such records by analysis or computation) with the results obtained from inquiries, a reading of such general accounting records and other procedures specified in such letter and have found such dollar amounts, percentages and other financial information to be in agreement with such results. All financial statements included in material incorporated by reference in the Prospectus shall be deemed included in the Prospectus for purposes of this paragraph.

References to the Prospectus in this paragraph (e) include any supplement thereto at the date of the letter.

(f) The Underwriters shall have received an executed copy of the Supplemental Indenture, and the Notes shall have been duly executed and delivered by the Company and authenticated by the Indenture Trustee.

(g) Prior to the Closing Date, the Company shall have furnished to the Representative such further information, documents, certificates and opinions of counsel as the Representative may reasonably request.

If any of the conditions specified in this Section 6 shall not have been fulfilled in all material respects when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Representative and counsel for the Underwriters, this Agreement and all obligations of the Underwriters hereunder may be canceled at any time by the Representative. Notice of such cancellation shall be given to the Company in writing or by telephone or telegraph confirmed in writing, as set forth in Section 12 hereof.

The documents required to be delivered by this Section 6 at the Closing Date shall be delivered at the Closing Location.

7. Reimbursement of Underwriters’ Expenses. If the sale of the Notes provided for herein is not consummated because (i) this Agreement is terminated pursuant to Section 10, (ii) any condition to the obligations of the Underwriters set forth in Section 6 hereof is not satisfied or (iii) of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof, other than by reason of a default by any Underwriter, the Company will reimburse such Underwriter upon demand for all out of-pocket expenses that shall have been reasonably incurred by them in connection with the proposed purchase and sale of the Notes, including the reasonable fees and disbursements of counsel for the Underwriters.

8. Indemnification and Contribution.

(a) The Company will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, any Registration Statement, the Prospectus and any Permitted Free Writing Prospectus and any other prospectus relating to the Notes, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter promptly after receipt of invoices from such Underwriter for any legal or other expenses as and when reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, any Registration Statement, the Prospectus and any Permitted Free Writing Prospectus and any other prospectus relating to the Notes or any such amendment or supplement thereto in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representative expressly for use therein.

(b) The Underwriters will indemnify and hold harmless the Company against any losses, claims, damages or liabilities to which the Company may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, any Registration Statement, the Prospectus and any Permitted Free Writing Prospectus and any other prospectus relating to the Notes, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Preliminary Prospectus, any Registration Statement, the Prospectus and any Permitted Free Writing Prospectus and any other prospectus relating to the Notes, or any amendment or supplement thereto, in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representative expressly for use therein; and will reimburse the Company promptly after receipt of invoices from the Company for any legal or other expenses as and when reasonably incurred by the Company in connection with investigating or defending any such action or claim.

(c) Promptly after receipt by an indemnified party under paragraph (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such paragraph, notify the indemnifying party in writing of the commencement thereof; but the omission to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such paragraph. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such paragraph for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. An indemnifying party shall not settle, compromise or consent to the entry of any judgment in or otherwise seek to terminate any pending or threatened action, claim, suit or proceeding in which any indemnified party is or could be a party and as to which indemnification or contribution could have been sought by such indemnified party under this Section 8 (whether or not such indemnified party is a party thereto), unless such indemnified party has given its prior written consent or the settlement, compromise, consent or termination (i) includes an express unconditional release of such indemnified party, satisfactory in form and substance to such indemnified party, from all losses, claims, damages or liabilities arising out of such action, claim, suit or proceeding and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party. Any losses, claims, damages or liabilities for which an indemnified party is entitled to indemnification or contribution under this Section 8 shall be paid by the indemnifying party to the indemnified party as such losses, claims, damages or liabilities are incurred.

(d) If the indemnification provided for in this Section 8 is unavailable to or insufficient to hold harmless an indemnified party under paragraph (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) or reimbursement of expenses referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) or reimbursement of expenses in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof) or reimbursement of expenses, as well as other equitable considerations, including relative fault. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this paragraph (d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this paragraph (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) or reimbursement of expenses referred to above in this paragraph (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this paragraph (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Notes of the Company purchased by or through it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The obligations of the Underwriters in this paragraph (d) to contribute are several in proportion to the respective purchases made by or through it to which such loss, claim, damage or liability (or action in respect thereof) or reimbursement of expenses relates and are not joint. Each party entitled to contribution agrees that upon the service of a summons or other initial legal process upon it in any action instituted against it in respect to which contribution may be sought, it will promptly give written notice of such service to the party or parties from whom contribution may be sought, but the omission so to notify such party or parties of any such service will not relieve the party from whom contribution may be sought for any obligation it may have hereunder or otherwise (except as specifically provided in Section 8(c) above).

(e) The obligations of the Company under this Section 8 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each officer, director and agent of each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act; and the obligations of the Underwriters under this Section 8 shall be in addition to any liability which any Underwriter may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company and to each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act.

9. Default by an Underwriter.

(a) If an Underwriter shall default in its obligation to purchase the Notes which it has agreed to purchase hereunder (in this Section called the “Unpurchased Notes”), the non-defaulting Underwriters may in their discretion arrange for themselves or another party or other parties to purchase such Unpurchased Notes on the terms contained herein. If within 36 hours after such default by any Underwriter the non-defaulting Underwriters do not arrange for the purchase of such Unpurchased Notes, then the Company shall be entitled to a further period of 36 hours within which to procure another party or other parties satisfactory to the non-defaulting Underwriters to purchase such Unpurchased Notes on such terms. In the event that, within the respective prescribed period, the non-defaulting Underwriters notify the Company that they have so arranged for the purchase of such Unpurchased Notes, or the Company notifies such non-defaulting Underwriters that it has so arranged for the purchase of such Unpurchased Notes, such Underwriters or the Company shall have the right to postpone the Closing Date for such Unpurchased Notes for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus as amended or supplemented, or in any other documents or arrangements, and the Company agrees to file promptly any amendments or supplements to the Registration Statement or the Prospectus which in the opinion of the non-defaulting Underwriters may thereby be made necessary. The term “Underwriter” as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Unpurchased Notes.

(b) If, after giving effect to any arrangements for the purchase of the Unpurchased Notes of a defaulting Underwriter by the non-defaulting Underwriters and the Company as provided in subsection (a) above, the aggregate principal amount of such Unpurchased Notes that remains unpurchased does not exceed one-eleventh of the aggregate principal amount of the Notes, then the Company shall have the right to require each non-defaulting Underwriter to purchase the principal amount of Notes that such Underwriter agreed to purchase hereunder and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the principal amount of Notes that such Underwriter agreed to purchase hereunder) of the Unpurchased Notes of such defaulting Underwriter for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

(c) If, after giving effect to any arrangements for the purchase of the Unpurchased Notes of a defaulting Underwriter by the non-defaulting Underwriters and the Company as provided in subsection (a) above, the aggregate principal amount of Unpurchased Notes that remains unpurchased exceeds one-eleventh of the aggregate principal amount of the

Notes, as referred to in subsection (b) above, or if the Company shall not exercise the right described in subsection (b) above to require the non-defaulting Underwriters to purchase Unpurchased Notes of the defaulting Underwriter, then this Agreement shall thereupon terminate, without liability on the part of the non-defaulting Underwriters or the Company, except for the expenses to be borne by the Company and the Underwriters as provided in Section 4(g) hereof and the indemnity and contribution agreements in Section 8 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

10. Termination.

(a) This Agreement shall be subject to termination in the absolute discretion of the Representative, by notice given to the Company prior to delivery of payment for the Notes to be purchased hereunder, if prior to such time (i) there shall have occurred any outbreak or escalation of hostilities or other national or international calamity or crisis, or any material adverse change in financial, political or economic conditions affecting the United States, or a material disruption in banking or securities settlement or clearance services in the United States, the effect of any of which shall be such as to make it, in the reasonable judgment of the Representative, impracticable or inadvisable to market the Notes or enforce contracts for the sale of the Notes, or (ii) trading in any securities of the Company shall have been suspended by the Commission or a national securities exchange, or if trading generally on the New York Stock Exchange shall have been suspended, or minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices for securities shall have been required, by either of said exchanges or by order of the Commission or any other governmental authority, or if a banking moratorium shall have been declared by either Federal or New York authorities, or (iii) if the rating assigned by any “nationally recognized statistical rating organization” (as such term is defined in Section 3(a)(62) of the Exchange Act) to the Notes or any other debt securities of the Company subsequent to the execution and delivery of this Agreement shall have been lowered since that date or if any such rating agency shall have publicly announced that it has placed the Notes or any other debt securities of the Company on what is commonly termed a “watch list” for possible downgrading, or if any such rating agency shall have otherwise given any notice of a possible change in any such rating that does not indicate the direction of the possible change, or (iv) the subject matter of any amendment or supplement to any Registration Statement, the Disclosure Package or the Prospectus prepared and issued by the Company, or the exceptions set forth in any letter furnished by Deloitte & Touche LLP furnished pursuant to Section 5(e) hereof, shall have made it, in the judgment of the Representative, impracticable or inadvisable to market the Notes or enforce contracts for the sale of the Notes, or (v) there has been any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, stockholders’ equity, results of operations or properties of the Company and its subsidiaries considered as one enterprise, otherwise than as set forth or contemplated by the Registration Statement and the Prospectus, or (vi) there has been a material adverse change in the financial markets generally.

11. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Company or any of the officers, directors or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Notes. The provisions of Sections 4(g) and 8 hereof shall survive the termination or cancellation of this Agreement.

12. Notices. All communications hereunder will be in writing and, (i) if sent to the Underwriters, will be mailed, delivered or transmitted and confirmed to them in care of Wells Fargo Securities, LLC, 550 South Tryon Street, Charlotte, North Carolina 28202, Facsimile (704) 410-0326, Attention: Transaction Management or (ii) if sent to the Company, will be mailed, delivered or telegraphed and confirmed to it at 101 Constitution Avenue, N.W., Washington, D.C. 20080, Attention: Secretary.

13. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 8 hereof, and no other person will have any right or obligation hereunder.

14. Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

15. No Fiduciary Duty. The Company acknowledges that the Underwriters are acting pursuant to a contractual relationship created solely by this Agreement entered into on an arm’s length basis, and in no event do the parties intend that the Underwriters act or be responsible as a fiduciary to the Company, its management, stockholders or creditors or any other person in connection with any activity that the Underwriters may undertake or have undertaken either in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions. The Underwriters hereby expressly disclaim any fiduciary or similar obligations to the Company, and the Company hereby confirms its understanding and agreement to that effect. The Company and the Underwriters agree that they are each responsible for making their own independent judgments with respect to any such transactions and that any opinions or views expressed by any Underwriter to the Company regarding such transactions, including but not limited to, any opinions or views with respect to the price or market for the Notes, do not constitute advice or recommendations to the Company.

16. Integration. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Representative with respect to the subject matter hereof.

17. Waiver of Jury Trial. The Company hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

18. Counterparts. This Agreement may be executed in counterparts, which together shall constitute one and the same instrument. If signed in counterparts, this Agreement shall not become effective unless at least one counterpart hereof shall have been executed and delivered on behalf of each party hereto.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this Agreement and your acceptance shall represent a binding agreement among the Company and you.

Very truly yours,

WGL Holdings, Inc.

By:	/s/ Anthony M. Nee
Name: Anthony M. Nee
Title: Vice President & Treasurer

The foregoing Agreement is

hereby confirmed and accepted

as of the date hereof.

Wells Fargo Securities, LLC

By:	/s/ Carolyn Hurley
Name: Carolyn Hurley
Title: Director

SCHEDULE I

Name of Underwriter	Principal Amount of Notes
Wells Fargo Securities, LLC	$15,000,000
BB&T Capital Markets, a division of BB&T Securities, LLC	4,375,000
TD Securities (USA) LLC	4,375,000
CIBC World Markets Corp.	1,250,000

Total	$25,000,000

SCHEDULE II

Permitted Free Writing Prospectuses

1.	Final Term Sheet attached as Schedule III hereto

SCHEDULE III

Filed Pursuant to Rule 433

Registration No. 333-198218

December 11, 2014

WGL HOLDINGS, INC.

Pricing Term Sheet

$25,000,000 4.60% Senior Notes due 2044

Issuer:	WGL Holdings, Inc.

Ratings: (Moody’s / S&P / Fitch)*	[Intentionally omitted]

Security Type:	Senior Unsecured Notes

Offering Size:	$25,000,0000 (Reopening of 4.60% Senior Notes due 2044, of which $125,000,000 were previously issued on October 24, 2014, for a total amount outstanding of $150,000,000)

Pricing Date:	December 11, 2014

Settlement Date:	December 16, 2014 (T+3)

Interest Payment Dates:	May 1 and November 1, commencing May 1, 2015

Initial Interest Accrual Date:	October 24, 2014

Total Accrued Interest Payable to Issuer:	$166,111.11 in aggregate, accrued from October 24, 2014 to but excluding December 16, 2014

Maturity Date:	November 1, 2044

Benchmark Treasury:	3.125% due August 15, 2044

Benchmark Treasury Price / Yield:	105-11+ / 2.856%

Spread to Benchmark Treasury:	+ 189.4 bps

Yield to Maturity:	4.75%

Coupon:	4.60%

Public Offering Price:	97.612%

Optional Redemption:

Make-Whole Call:	T + 25 bps

Par Call:	On or after May 1, 2044

CUSIP / ISIN:	92924FAB2 / US92924FAB22

Joint Book-Running Managers:	Wells Fargo Securities, LLC
BB&T Capital Markets, a division of BB&T Securities, LLC
TD Securities (USA) LLC

Co-Managers:	CIBC World Markets Corp.

*	Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

The issuer has filed a registration statement (including a preliminary prospectus supplement and a prospectus) and a prospectus supplement with the U.S. Securities and Exchange Commission (SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus supplement for this offering, the issuer’s prospectus in that registration statement and any other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by searching the SEC online data base (EDGAR) on the SEC web site at http://www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus supplement and prospectus if you request it by calling Wells Fargo Securities, LLC toll-free at 1-800-645-3751.